EXHIBIT 10.6.2
IMPAX LABORATORIES, INC.
STOCK BONUS AWARD AGREEMENT
     An Award of Restricted Stock is hereby awarded on                     , ___ (the “Award Date”) by Impax Laboratories, Inc. (the “Company”), to                      (the “Grantee”), in accordance with the following terms and conditions, and the conditions contained in the Company’s Amended and Restated 2002 Equity Incentive Plan (the “Plan”):
     1. Share Award. The Company hereby awards the Grantee                      shares (the “Shares”) of Common Stock, par value $0.01 per share (“Common Stock”), of the Company pursuant to the Plan, as the same may from time to time be amended, and upon the terms and conditions and subject to the restrictions therein and hereinafter set forth (the “Award”). A copy of the Plan as currently in effect is incorporated herein by reference and is attached hereto.
     2. Restrictions on Transfer and Restricted Period. During the period (the “Restricted Period”) commencing on the Award Date and terminating on the dates ownership of the Shares vests as provided below, the rights to the Shares and the Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered by the Grantee, except as hereinafter provided.
     During Grantee’s continued service with the Company or any of its Affiliates, ownership of the Shares by Grantee shall vest in four equal annual installments of 25% on each anniversary of the Award Date.
     Subject to the restrictions set forth in the Plan, the Board of Directors shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Shares thereto, or to remove any or all of such restriction, whenever the Board of Directors may determine that such action is appropriate by reason of changes in applicable tax or other laws, or other changes in circumstances occurring after the commencement of the Restricted Period. Ownership of all Shares will vest upon the Grantee’s death or disability.
     3. Termination of Service. Except as provided in Section 8 below, if the Grantee ceases to maintain continuous service with the Company or any of its Affiliates (as defined in the Plan) (“Continuous Service”) for any reason other than death or disability, all rights to Shares which at the time of such termination of Continuous Service are subject to the restrictions imposed by Section 2 above shall upon such termination of Continuous Service be forfeited to the Company. Grantee’s service shall not be deemed to have terminated if he or she is transferred from the Company to one of its Affiliates, or vice versa, or from one of the Company’s Affiliates to another one of the Company’s Affiliates.
     4. Certificates for the Shares. The Company shall issue a certificate (or certificates) in the name of the Grantee with respect to the Shares, and shall hold such certificate (or certificates) on deposit for the account of the Grantee until the expiration of the Restricted Period with respect to the Shares represented thereby.

     The Grantee further agrees that simultaneously with the execution of the Agreement, the Grantee shall execute stock powers in favor of the Company, in the form attached hereto as Attachment A, with respect to the Shares and that the Grantee shall promptly deliver such stock powers to the Company.
     The following two paragraphs shall be applicable if, on the Award Date, the Common Stock subject to such Award has not been registered under the Securities Act and under applicable state securities laws, and shall continue to be applicable for so long as such registration has not occurred:
     The Grantee hereby agrees, warrants and represents that Grantee is acquiring the Common Stock to be issued pursuant to this Agreement for Grantee’s own account for investment purposes only, and not with a view to, or in connection with, any resale or other distribution of any of such shares, except as hereafter permitted. The Grantee further agrees that Grantee will not at any time make any offer, sale, transfer, pledge or other disposition of such Common Stock to be issued hereunder without an effective registration statement under the Securities Act and under any applicable state securities laws or an opinion of counsel acceptable to the Company to the effect that the proposed transaction will be exempt from such registration. The Grantee shall execute such instruments, representations, acknowledgments and agreements as the Company may, in its sole discretion, deem advisable to avoid any violation of federal, state, local or securities exchange rule, regulation or law.
     The certificates for Common Stock to be issued pursuant to this Agreement shall bear the following securities legend (the “Securities Legend”):
The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under applicable state securities laws. The shares have been acquired for investment and may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company that the proposed transaction will be exempt from such registration.
The Securities Legend shall be removed upon registration of the legended shares under the Securities Act and under any applicable state laws or upon receipt of any opinion of counsel acceptable to the Company that said registration is no longer required.
     The sole purpose of the agreements, warranties, representations and legend set forth in the two immediately preceding paragraphs is to prevent violations of the Securities Act and any applicable state securities laws.
     5. Grantee’s Rights. Except as otherwise provided herein, the Grantee, as owner of the Shares, shall have all rights of a stockholder. During any Restricted Period, the Grantee shall be entitled to vote such Shares as to which the Restricted Period has not yet lapsed or expired (the “Restricted Shares”) in Grantee’s sole discretion upon any matters coming before any annual and special meetings of the stockholders of the Company and at any continuations and adjournments of such meetings.

     6. Cash Dividends. Cash dividends, if any, paid on the Restricted Shares shall be held by the Company for the account of the Grantee and paid to the Grantee upon the expiration of the Restricted Period or upon the death or disability of the Grantee. All such withheld dividends shall earn interest at an annual rate determined by the Board of Directors of the Company.
     7. Expiration of Restricted Period. Upon the lapse or expiration of the Restricted Period with respect to any portion of the Shares, the Company shall deliver to the Grantee (or in the case of a deceased Grantee, to Grantee’s legal representative) the certificate in respect of such Shares pursuant to Section 4 above. The Shares as to which the Restricted Period shall have lapsed or expired shall be free of the restrictions referred to in Section 2 above. Notwithstanding the foregoing, the Securities Legend described in Section 4 shall continue to be included on the certificates as long as registration has not occurred.
     8. Adjustments for Changes in Capitalization of the Company. In the event of any change in the outstanding shares of Common Stock without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the number of Restricted Shares shall be appropriately adjusted. The Board of Directors, whose determination shall be final, binding and conclusive, shall make such adjustments. Any shares of Common Stock or other securities received, as a result of the foregoing, by the Grantee with respect to Shares subject to the restrictions contained in Section 2 above also shall be subject to such restrictions and the certificate or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Company in the manner provided in Section 4 above.
     9. Change in Control. The following shall apply in the event of a change of control.
          (a) Dissolution or Liquidation — In the event of a dissolution or liquidation of the Company, then this Award shall terminate immediately prior to, or simultaneously with, such event.
          (b) Asset Sale, Merger, Consolidation or Reverse Merger — In the event of (i) a sale of all or substantially all of the assets of the Company, (ii) a merger in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation shall assume this Award, if outstanding under the Plan or shall substitute similar awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this Section 9(b) for this Award, if outstanding under the Plan). In the event any surviving corporation or acquiring corporation refuses to assume this Award or to substitute similar awards for this Award, if outstanding under the Plan, then the vesting of the Shares shall be accelerated in full, and this Award shall terminate at or prior to such event.

          (c) Other Change of Control — In the event of the happening of any of the following events: (1) a change within a twelve-month period in the holders of more than 50% of the outstanding voting stock of the Company (other than by means provided for in this Section 9 and as provided for in Section 10.3 of the Plan); or (2) any other event deemed to constitute a “Change of Control” by the Board of Directors (other than by means provided for in Sections 9(a) and 9(b) above and as provided for in Sections 10.2 and 10.3 of the Plan), the vesting of the Shares shall be accelerated in full.
     10. Delivery and Registration of Shares of Common Stock. The Company’s obligation to deliver Shares hereunder shall be conditioned upon the receipt of a representation as to the investment intention of the Grantee or any other person to whom such Shares are to be delivered, in such form as the Board of Directors shall determine to be necessary or advisable to comply with the provisions of the Securities Act or any other federal, state or local securities legislation or regulation. Any representation regarding investment intent shall become inoperative upon the registration of such shares or other action eliminating the necessity of such representation under such Securities Act or other securities regulation.
     The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which the Shares of Common Stock may then be listed, and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Board of Directors shall determine to be necessary or advisable.
     11. Plan and Plan Interpretations as Controlling. The Shares hereby awarded and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling. All determinations and interpretations by the Board of Directors shall be binding and conclusive upon the Grantee or Grantee’s legal representatives with regard to any question arising hereunder or under the Plan.
     12. Grantee Service. Nothing in this Agreement shall limit the right of the Company or any of its Affiliates to terminate the Grantee’s service as an officer, employee, director or otherwise impose upon the Company or any of its Affiliates any obligation to employ or accept the services of the Grantee.
     13. Withholding and Social Security Taxes. Upon the termination of any Restricted Period with respect to any Shares (or any such earlier time, if any, that an election is made under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision thereto, to include the value of such Shares in taxable income), (i) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to the Grantee whether or not pursuant to the Plan or (ii) the Company may require that the Grantee remit cash to the Company (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation. If the event giving rise to the withholding obligation involves a transfer of shares of Common Stock, then, at the discretion of the Board of Directors, the Grantee may satisfy the withholding obligation described under this Section 13 by electing to have the Company withhold shares of Common Stock (which withholding shall be at a rate not in excess of the statutory minimum rate) or by tendering previously owned shares of Common Stock, in each case having a Fair Market Value (as defined in the Plan) equal to the amount of tax to be withheld (or by another mechanism as may be required or appropriate to conform with local tax and other rules). The Company shall withhold from any cash dividends paid on the Restricted Stock an amount sufficient to cover taxes owed as a result of the dividend payment.

     14. Tax Consequences. Grantee has reviewed with Grantee’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Grantee is relying solely on such advisors and not on any statements or representations of Company or any of its agents. Grantee understands that Grantee (and not Company) shall be responsible for Grantee’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. Grantee understands that Section 83 of the Code, taxes (as ordinary income) the fair market value of the Shares as of the date any “restrictions” on the Shares lapse. To the extent that a grant hereunder is not otherwise an exempt transaction for purposes of Section 16(b) of the Securities and Exchange Act of 1934 (the “1934 Act”), with respect to officers, directors and 10% shareholders, a “restriction” on the Shares includes for these purposes the period after the grant of the Shares during which such officers, directors and 10% shareholders could be subject to suit under Section 16(b) of the 1934 Act. Alternatively, Grantee understands that Grantee may elect to be taxed at the time the Shares are granted rather than when the restrictions on the Shares lapse, or the Section 16(b) period expires, by filing an election under Section 83(b) of the Code with the I.R.S. within 30 days from the date of grant.
     GRANTEE ACKNOWLEDGES THAT IT IS GRANTEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION AVAILABLE TO GRANTEE UNDER SECTION 83(B) OF THE CODE, EVEN IF GRANTEE REQUESTS THAT THE COMPANY OR ITS REPRESENTATIVES MAKE THIS FILING ON GRANTEE’S BEHALF.
     15. Amendment/Choice of Law. This Agreement constitutes the entire understanding between the Company and the Grantee with respect to the subject matter hereof and no amendment, supplement or waiver of this Agreement, in whole or in part, shall be binding upon the Company unless in writing and signed by the Chief Financial Officer of the Company with the approval of the Board of Directors. This Agreement and the performances of the parties hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.
     16. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan.
     17. Grantee Acceptance. The Grantee shall signify Grantee’s acceptance of the terms and conditions of this Agreement by signing in the space provided below and returning a signed copy of this Agreement to the Chief Financial Officer of the Company. IF A FULLY EXECUTED COPY HEREOF HAS NOT BEEN RECEIVED BY THE CHIEF FINANCIAL OFFICER OF THE COMPANY, THE COMPANY HAS THE RIGHT TO REVOKE THIS AWARD, AND AVOID ALL OBLIGATIONS UNDER THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have caused this STOCK BONUS AWARD AGREEMENT to be executed as of the date first above written.

IMPAX LABORATORIES, INC.

By:
Arthur A. Koch, Jr.
Chief Financial Officer

ACCEPTED:

(Signature)

(Date)
PLEASE SIGN AND DATE THIS PAGE
AND RETURN TO
ART KOCH’S OFFICE
IN CHALFONT, PA

Attachment A to Stock Bonus Award Agreement
Stock Power
     For value received, I hereby sell, assign, and transfer to Impax Laboratories, Inc. (the “Corporation”)                      shares of the common stock of the Corporation, standing in my name on the books and records of the aforesaid Corporation, represented by Certificate No. ___ and do hereby irrevocably constitute and appoint the Secretary of the Corporation attorney, with full power of substitution, to transfer this stock on the books and records of the aforesaid Corporation.

Dated:
In the presence of: